Exhibit 99.1

Investor Contact
Ken Diptee
Executive Director, Investor Relations
DineEquity, Inc.
818-637-3632

Media Contact
Lucy Neugart and Samantha Verdile
Sard Verbinnen & Co.
415-618-8750 and 212-687-8080

DineEquity, Inc. Reports Significant Progress in Fourth Quarter and Fiscal 2013 Results

Company Provides Financial Guidance for Fiscal 2014

•                  Fiscal 2013 adjusted EPS (Non-GAAP) of $4.24 and GAAP EPS of $3.70

•                  Fourth quarter 2013 adjusted EPS (Non-GAAP) of $0.98 and GAAP EPS of $0.94

•                  Generated strong free cash flow of $120 million in fiscal 2013

•                  Returned approximately $87 million to shareholders in fiscal 2013 in share repurchases and quarterly cash dividends totaling $3.00 per share of common stock, representing 73% of free cash flow

•                  Full-year domestic system-wide same-restaurant sales decreased 0.3% at Applebee’s and increased 2.4% at IHOP

GLENDALE, Calif., February 26, 2014 — DineEquity, Inc. (NYSE: DIN), the parent company of Applebee’s Neighborhood Grill & Bar® and IHOP® restaurants, today announced financial results for the fourth quarter and full year of 2013.

“For DineEquity, 2013 marked the first full year as a 99% franchised company and a year of significant progress.  IHOP achieved three consecutive quarters of increasingly positive same-restaurant sales and the highest annual increase since 2006.  We are extremely proud of the results that the IHOP team and franchisees have achieved and hope to build on this success going forward.  Applebee’s continued to outperform its category, but we know that we can do better,” said Julia A. Stewart, Chairman and Chief Executive Officer of DineEquity, Inc.  “We continued to demonstrate our commitment to create value for our shareholders by returning approximately $87 million in cash dividends and share repurchases.  We have set the bar high in 2013 and look to carry this momentum into 2014.”

Fourth Quarter 2013 Financial Highlights

•      Adjusted net income available to common stockholders was $18.6 million, or adjusted earnings per diluted share of $0.98 for the fourth quarter of 2013, which includes approximately $1.7 million in Applebee’s termination, transfer, and extension fees, primarily in connection with a sale between two existing Applebee’s franchisees. This compares to $15.5 million, or adjusted earnings per diluted share of $0.83 for the same period in 2012.  The increase in adjusted net income was due to higher segment profit, a decline in cash interest expense, and lower income taxes resulting from the impact of the Company’s restructuring initiative and refranchising.  The increase was partially offset by higher general and administrative expenses.  (See “Non-GAAP Financial Measures” below.)

•                  GAAP net income available to common stockholders was $17.9 million, or earnings per diluted share of $0.94 for the fourth quarter of 2013, compared to $18.0 million, or earnings per diluted share of $0.97, for the fourth quarter of 2012.  The slight decline in net income was primarily due to a modest loss on the disposition of assets compared to a gain in the fourth quarter of 2012 and slightly higher general and administrative expenses.  These items were partially offset by lower income tax expense and higher segment profit.

•                General and administrative expenses were $38.6 million for the fourth quarter of 2013 compared to $37.6 million for the same period of 2012.

Fiscal 2013 Financial Highlights

•                  Adjusted net income available to common stockholders was $81.2 million for fiscal 2013, or adjusted earnings per diluted share of $4.24, which includes a total of approximately $7.8 million in Applebee’s termination, transfer, and extension fees received in 2013.  The Company believes these transactions strengthened the Applebee’s franchisee base.  The Company expects that the value of any such transactions will be minimal in 2014.

•                  Adjusted net income available to common stockholders was $78.1 million for fiscal 2012, or adjusted earnings per diluted share of $4.28.  The decrease year-over-year was primarily due to the expected lower segment profit resulting from the refranchise and sale of 154 Applebee’s company-operated restaurants in 2012.  These items were partially offset by lower cash interest expense and a decline in general and administrative expenses.  (See “Non-GAAP Financial Measures” below.)

•                  GAAP net income available to common stockholders was $70.8 million for fiscal 2013, or earnings per diluted share of $3.70, compared to $122.5 million, or earnings per diluted share of $6.63 for the same period in 2012.  The decrease in net income was primarily due to asset disposition gains from refranchising that occurred in 2012 that did not recur in 2013 and the expected lower segment profit resulting from refranchising.  These items were partially offset by lower income tax expense, a decline in general and administrative expenses, and lower interest expense.

•                  General and administrative expenses were $143.6 million for fiscal 2013 compared to $163.2 million for the same period of 2012.  The decrease was due to lower personnel costs as a result of refranchising and the Company’s restructuring initiative. Additionally, there was a non-recurring charge of $9.1 million recorded in fiscal 2012 related to a settlement of litigation.

•                  EBITDA was $277.1 million for fiscal 2013. (See “Non-GAAP Financial Measures” below.)

•                  For fiscal 2013, cash flows from operating activities were $127.8 million, principal receipts from long-term receivables were $14.0 million, capital expenditures were $7.0 million, principal payments on capital lease and financing obligations were $10.0 million, the mandatory 1% repayment on the Term Loan principal balance was $4.7 million, and free cash flow was $120.1 million.  (See “Non-GAAP Financial Measures” below.)

Potential Refinancing of Indebtedness

The Company continually reviews all available options to efficiently manage its debt portfolio in light of, among other things, prevailing interest rates, the economic environment and its overall business strategy.  The Company may seek to refinance some or all of its long-term debt prior to expiration or repayment dates.

Same-Restaurant Sales Performance

Fourth Quarter 2013

•                  Applebee’s domestic system-wide same-restaurant sales decreased 0.7% for the fourth quarter of 2013 compared to the same quarter of 2012.

•                  IHOP’s domestic system-wide same restaurant sales increased 4.5% for the fourth quarter of 2013 compared to the same quarter of 2012.

Fiscal 2013

•                  Applebee’s domestic system-wide same-restaurant sales decreased 0.3% for fiscal 2013 compared to the same period in 2012.

•                  IHOP’s domestic system-wide same restaurant sales increased 2.4% for fiscal 2013 compared to the same period in 2012.

Financial Performance Guidance for Fiscal 2014

•                  Applebee’s domestic system-wide same-restaurant sales performance is expected to range between negative 2.0% and positive 1.0%.

•                  IHOP’s domestic system-wide same-restaurant sales performance is expected to range between positive 0.5% and positive 2.0%.

•                  Applebee’s franchisees are projected to develop between 40 and 50 new restaurants, the majority of which are expected to be opened in the U.S.

•                  IHOP franchisees and its area licensee are projected to develop between 40 and 50 new restaurants, the majority of which are expected to be domestic openings.

•                  Franchise segment profit is expected to be between $323 million and $332 million.  Franchisee  termination, transfer, and extension fees are expected to be minimal compared to 2013.

•                  Rental and Financing segments are expected to generate approximately $37 million in combined profit.

•                  Expectations for general and administrative expenses to between $144 million and $147 million, including non-cash stock-based compensation expense and depreciation of approximately $18 million.

•                  Expectations for interest expense to be approximately $101 million.  Approximately $7 million is expected to be non-cash interest expense.  No estimate is made in this number for a potential refinancing of the Company’s debt.

•                  The income tax rate expected to be approximately 38%.

•                  Cash from operations is expected to range between $98 million and $116 million.

•                  The structural run-off of the Company’s long-term receivables is expected to be approximately $15 million.

•                  Capital expenditures are expected to be approximately $10 million.

•                  Principal payments on capital leases and financing obligations are expected to be approximately $12 million.

•                A mandatory annual repayment of 1% on the current outstanding Term Loan principal balance is expected to be approximately $5 million.

•                  Free cash flow (See “Non-GAAP Financial Measures” below.) is expected to range between $86 million and $104 million.  Free cash flow is defined as cash from operations, plus principal receipts from long-term receivables, less principal payments on capital leases and financing obligations, capital expenditures, and the mandatory annual repayment of 1% on our Term Loan principal balance.

•                  Net income allocated to unvested participating restricted stock is expected to total approximately $1.5 million.

•                Weighted average diluted shares outstanding are expected to be approximately 19.0 million.

2014 Financial Performance Guidance Table

(in millions)
Cash from operations	$98 - 116
Approximate principal receipts from long-term receivables	15
Approximate principal payments on capital leases and financing obligations	(12)
Approximate capital expenditures	(10)
Approximate mandatory annual 1% repayment on Term Loan	(5)
Free cash flow	$86 - 104

Investor Conference Call Today

The Company will host an investor conference call on Wednesday, February 26, 2014, at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time to discuss its fourth quarter and full year 2013 financial results. To participate on the call, please dial (888) 713-4205 and reference pass code 21990918.  International callers, please dial (617) 213-4862 and reference pass code 21990918. Participants may also pre-register to obtain a unique pin number to join the live call without operator assistance by visiting the following Web site:

https://www.theconferencingservice.com/prereg/key.process?key=P8VAMLHFA

A live webcast of the call will be available on DineEquity’s Web site at www.dineequity.com, and may be accessed by visiting Calls & Presentations under the site’s Investors section.  Participants should allow approximately ten minutes prior to the call’s start time to visit the site and download any streaming media software needed to listen to the webcast.  A telephonic replay of the call may be accessed through 11:59 p.m. Pacific Time on March 5, 2014 by dialing (888) 286-8010 and referencing pass code 35972678.  International callers, please dial (617) 801-6888 and reference pass code 35972678.  An online archive of the webcast also will be available on the Investors section of DineEquity’s Web site.

About DineEquity, Inc.

Based in Glendale, California, DineEquity, Inc., through its subsidiaries, franchises and operates restaurants under the Applebee’s Neighborhood Grill & Bar and IHOP brands. With more than 3,600 restaurants combined in 19 countries, over 400 franchisees and approximately 200,000 team members (including franchisee- and company-operated restaurant employees), DineEquity is one of the largest full-service restaurant companies in the world. For more information on DineEquity, visit the Company’s Web site located at www.dineequity.com.

Forward-Looking Statements

Statements contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by words such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those expressed or implied in such statements. These factors include, but are not limited to: the effect of general economic conditions; the Company’s indebtedness; risk of future impairment charges; trading volatility and the price of the Company’s common stock; the Company’s results in any given period differing from guidance provided to the public; the highly competitive nature of the restaurant business; the Company’s business strategy failing to achieve anticipated results; risks associated with the restaurant industry; risks associated with locations of current and future restaurants; rising costs for food commodities and utilities; shortages or interruptions in the supply or delivery of food; ineffective marketing and guest relationship initiatives and use of social media; changing health or dietary preferences; our engagement in business in foreign markets; harm to our brands’ reputation; litigation; Fourth-party claims with respect to intellectual property assets; environmental liability; liability relating to employees; failure to comply with applicable laws and regulations; failure to effectively implement restaurant development plans; our dependence upon our franchisees; concentration of Applebee’s franchised restaurants in a limited number of franchisees; credit risk from IHOP franchisees operating under our previous business model; termination or non-renewal of franchise agreements; franchisees breaching their franchise agreements; insolvency proceedings involving franchisees; changes in the number and quality of franchisees; inability of franchisees to fund capital expenditures; heavy dependence on information technology; the occurrence of cyber incidents or a deficiency in our cybersecurity; failure to execute on a business continuity plan; inability to attract and retain talented employees; risks associated with retail brand initiatives; failure of our internal controls; and other factors discussed from time to time in the Company’s Annual and Quarterly Reports on Forms 10-K and 10-Q and in the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update or supplement any forward-looking statements.

Non-GAAP Financial Measures

This news release includes references to the Company’s non-GAAP financial measures “adjusted net income available to common stockholders (adjusted EPS),” “EBITDA,” “free cash flow,” and “segment EBITDA.” “Adjusted EPS” is computed for a given period by deducting from net income (loss) available to common stockholders for such period the effect of any closure and impairment charges, any gain or loss related to debt extinguishment, any intangible asset amortization, any non-cash interest expense, any debt modification costs, any one-time litigation settlement charges, any general and administrative restructuring costs, net of savings, any gain or loss related to the disposition of assets, and any income tax impact of deferred taxes due to restructuring/refranchising incurred in such period. This is presented on an aggregate basis and a per share (diluted) basis. The Company defines “EBITDA” for a given period as income before income taxes less interest expense, loss on extinguishment of debt, depreciation and amortization, closure and impairment charges, non-cash stock-based compensation, gain/loss on disposition of assets and other charge backs as defined by its credit agreement. “Free cash flow” for a given period is defined as cash provided by operating activities, plus receipts from notes and equipment contracts receivable (“long-term notes receivable”), less principal payments on capital lease and financing obligations, the mandatory 1% of Term Loan principal balance repayment, and capital expenditures. “Segment EBITDA” for a given period is defined as gross segment profit plus depreciation and amortization as well as interest charges related to the segment. Management utilizes EBITDA for debt covenant purposes and free cash flow to determine the amount of cash remaining for general corporate and strategic purposes after the receipts from long-term receivables, and the funding of operating activities, capital expenditures and dividends. Management believes this information is helpful to investors to determine the Company’s adherence to debt covenants and the Company’s cash available for these purposes. Adjusted EPS, EBITDA, free cash flow and segment EBITDA are supplemental non-GAAP financial measures and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with United States generally accepted accounting principles.

DineEquity, Inc. and Subsidiaries

Consolidated Statements of Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Segment Revenues:
Franchise and restaurant revenues	$122,967	$124,779	$502,586	$712,580
Rental revenues	32,045	30,763	124,769	122,859
Financing revenues	2,889	3,095	13,112	14,489
Total segment revenues	157,901	158,637	640,467	849,928
Segment Expenses:
Franchise and restaurant expenses	42,357	45,772	173,232	359,196
Rental expenses	24,345	24,090	97,298	97,165
Financing expenses	—	37	245	1,623
Total segment expenses	66,702	69,899	270,775	457,984
Gross segment profit	91,199	88,738	369,692	391,944
General and administrative expenses	38,582	37,607	143,586	163,215
Interest expense	25,034	25,571	100,264	114,338
Amortization of intangible assets	3,070	3,071	12,282	12,293
Closure and impairment charges	1,042	2,954	1,812	4,218
Loss on extinguishment of debt	22	637	58	5,554
Debt modification costs	—	—	1,296	—
Loss (gain) on disposition of assets	103	(12,955)	(223)	(102,597)
Income before income taxes	23,346	31,853	110,617	194,923
Income tax provision	(5,215)	(13,034)	(38,580)	(67,249)
Net income	$18,131	$18,819	$72,037	$127,674
Net income available to common stockholders:
Net income	$18,131	$18,819	$72,037	$127,674
Less: Net income allocated to unvested participating restricted stock	(274)	(318)	(1,200)	(2,718)
Less: Accretion of Series B Convertible Preferred Stock	—	(464)	—	(2,498)
Net income available to common stockholders	$17,857	$18,037	$70,837	$122,458
Net income available to common stockholders per share:
Basic	$0.95	$0.98	$3.75	$6.81
Diluted	$0.94	$0.97	$3.70	$6.63
Weighted average shares outstanding:
Basic	18,789	18,391	18,871	17,992
Diluted	19,062	18,637	19,141	18,877

Dividends declared per common share	$0.75	$—	$3.00	$—
Dividends paid per common share	$0.75	$—	$3.00	$—

DineEquity, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	December 31,
	2013	2012
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$106,011	$64,537
Receivables, net	144,137	128,610
Prepaid gift cards	49,223	50,242
Prepaid income taxes	4,708	16,080
Deferred income taxes	23,853	21,772
Other current assets	3,650	13,214
Total current assets	331,582	294,455
Long-term receivables	197,153	212,269
Property and equipment, net	274,295	294,375
Goodwill	697,470	697,470
Other intangible assets, net	794,057	806,093
Other assets, net	110,085	110,738
Total assets	$2,404,642	$2,415,400
Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt	$4,720	$7,420
Accounts payable	40,050	30,751
Gift card liability	171,955	161,689
Accrued employee compensation and benefits	24,956	22,435
Accrued interest payable	13,575	13,236
Current maturities of capital lease and financing obligations	12,247	10,878
Other accrued expenses	16,770	21,351
Total current liabilities	284,273	267,760
Long-term debt, less current maturities	1,203,517	1,202,063
Capital lease obligations, less current maturities	111,707	124,375
Financing obligations, less current maturities	48,843	52,049
Deferred income taxes	341,578	362,171
Other liabilities	99,545	98,177
Total liabilities	2,089,463	2,106,595
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value, shares: 40,000,000 authorized; December 31, 2013 - 25,299,315 issued, 19,040,890 outstanding; December 31, 2012 - 25,362,946 issued, 19,197,899 outstanding	253	254
Additional paid-in-capital	274,202	264,342
Retained earnings	336,578	322,045
Accumulated other comprehensive loss	(164)	(152)
Treasury stock, at cost; shares: December 31, 2013 - 6,258,425; December 31, 2012 - 6,165,047	(295,690)	(277,684)
Total stockholders’ equity	315,179	308,805
Total liabilities and stockholders’ equity	$2,404,642	$2,415,400

DineEquity, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

	Twelve Months Ended
	December 31,
	2013	2012
	(Unaudited)
Cash flows from operating activities:
Net income	$72,037	$127,674
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation and amortization	35,355	39,538
Non-cash interest expense	6,246	5,985
Loss on extinguishment of debt	58	5,554
Closure and impairment charges	2,195	3,931
Deferred income taxes	(22,674)	(22,832)
Non-cash stock-based compensation expense	9,364	11,442
Tax benefit from stock-based compensation	3,690	6,814
Excess tax benefit from share-based compensation	(2,858)	(5,669)
Gain on disposition of assets	(223)	(102,597)
Other	(492)	(8,991)
Changes in operating assets and liabilities:
Receivables	(15,226)	(11,629)
Current income tax receivables and payables	6,143	1,272
Other current assets	9,334	(9,119)
Accounts payable	8,532	1,778
Accrued employee compensation and benefits	2,521	(3,756)
Gift card liability	10,266	14,735
Other accrued expenses	3,547	(1,251)
Cash flows provided by operating activities	127,815	52,879
Cash flows from investing activities:
Additions to property and equipment	(7,037)	(16,952)
Proceeds from sale of property and equipment and assets held for sale	—	168,881
Principal receipts from notes, equipment contracts and other long-term receivables	13,982	12,250
Other	58	1,238
Cash flows provided by investing activities	7,003	165,417
Cash flows from financing activities:
Borrowings under revolving credit facilities	—	50,000
Repayments under revolving credit facilities	—	(50,000)
Repayment of long-term debt (including premiums)	(4,800)	(216,037)
Payment of debt modification costs	(1,296)	—
Principal payments on capital lease and financing obligations	(9,968)	(10,849)
Dividends paid on common stock	(57,445)	—
Repurchase of DineEquity common stock	(29,698)	—
Repurchase of restricted stock	(3,324)	(1,740)
Proceeds from stock options exercised	9,080	9,254
Excess tax benefit from share-based compensation	2,858	5,669
Change in restricted cash	1,249	(747)
Cash flows used in financing activities	(93,344)	(214,450)
Net change in cash and cash equivalents	41,474	3,846
Cash and cash equivalents at beginning of period	64,537	60,691
Cash and cash equivalents at end of period	$106,011	$64,537

DineEquity, Inc. and Subsidiaries

Non-GAAP Financial Measures

(In thousands, except per share amounts)

(Unaudited)

Reconciliation of (i) net income available to common stockholders to (ii) net income available to common stockholders excluding closure and impairment charges; loss on extinguishment of debt; amortization of intangible assets; non-cash interest expense; debt modification costs; a one-time litigation settlement;  general and administrative (“G&A”) restructuring costs, net of savings; gain/loss on disposition of assets; and the income tax impact of restructuring/refranchising, all items net of taxes (as appropriate), and related per share data:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Net income available to common stockholders, as reported	$17,857	$18,037	$70,837	$122,458
Closure and impairment charges	1,042	2,954	1,812	4,218
Loss on extinguishment of debt	22	637	58	5,554
Amortization of intangible assets	3,070	3,071	12,282	12,293
Non-cash interest expense	1,611	1,438	6,245	5,985
Debt modification costs	—	—	1,296	—
Litigation settlement	—	77	—	9,124
G&A restructuring costs, net of savings	—	495	—	1,764
Loss (gain) on disposition of assets	103	(12,955)	(223)	(102,597)
Income tax provision (benefit)	(2,194)	1,655	(8,052)	24,599
Income tax impact of restructuring/refranchising	(2,890)	—	(2,890)	(6,258)
Net income allocated to unvested participating restricted stock	(14)	45	(190)	984
Net income available to common stockholders, as adjusted	$18,607	$15,454	$81,175	$78,124

Diluted net income available to common stockholders per share:
Net income available to common stockholders, as reported	$0.94	$0.97	$3.70	$6.63
Closure and impairment charges	0.03	0.10	0.06	0.13
Loss on extinguishment of debt	0.00	0.02	0.00	0.18
Amortization of intangible assets	0.10	0.10	0.40	0.40
Noncash interest expense	0.05	0.05	0.20	0.20
Debt modification costs	—	—	0.04	—
Litigation settlement	—	0.00	—	0.30
G&A restructuring costs, net of savings	—	0.02	—	0.06
Loss (gain) on disposition of assets	0.01	(0.43)	(0.01)	(3.33)
Income tax impact of restructuring/refranchising	(0.15)	—	(0.15)	(0.33)
Net income allocated to unvested participating restricted stock	0.00	0.00	(0.01)	0.05
Rounding	—	—	0.01	(0.01)
Diluted net income available to common stockholders per share, as adjusted	$0.98	$0.83	$4.24	$4.28

Numerator for basic EPS-income available to common stockholders, as adjusted	$18,607	$15,454	$81,175	$78,124
Effect of unvested participating restricted stock using the two-class method	2	4	7	81
Effect of dilutive securities:
Convertible Series B preferred stock	—	—	—	2,498
Numerator for diluted EPS-income available to common stockholders after assumed conversions, as adjusted	$18,609	$15,458	$81,182	$80,703

Denominator for basic EPS-weighted-average shares	18,789	18,391	18,871	17,992
Effect of dilutive securities:
Stock options	273	246	270	264
Convertible Series B preferred stock	—	—	—	621
Denominator for diluted EPS-weighted-average shares and assumed conversions	19,062	18,637	19,141	18,877

DineEquity, Inc. and Subsidiaries

Non-GAAP Financial Measures

(In thousands)

(Unaudited)

Reconciliation of U.S. GAAP income before income taxes to EBITDA:

	Twelve Months Ended
	December 31,
	2013	2012
U.S. GAAP income before income taxes	$110,617	$194,923
Interest charges	116,453	131,869
Loss on extinguishment of debt	58	5,554
Depreciation and amortization	35,355	39,538
Non-cash stock-based compensation	9,364	11,442
Closure and impairment charges	1,812	4,218
Other	3,652	15,304
Gain on sale of assets	(223)	(102,597)
EBITDA	$277,088	$300,251

Reconciliation of the Company’s cash provided by operating activities to “free cash flow” (cash from operations, plus receipts from notes, equipment contracts and other long-term receivables, less capital expenditures, principal payments on capital leases and financing obligations and the mandatory annual repayment of 1% of our Term Loan principal balance):

	Twelve Months Ended
	December 31,
	2013	2012
Cash flows provided by operating activities	$127,815	$52,879
Principal receipts from long-term receivables	13,982	12,250
Additions to property and equipment	(7,037)	(16,952)
Principal payments on capital lease and financing obligations	(9,968)	(10,849)
Mandatory 1% of Term Loans principal balance repayment	(4,720)	(7,420)
Free cash flow	120,072	29,908
Dividends paid on common stock	(57,445)	—
Repurchase of DineEquity common stock	(29,698)	—
	$32,929	$29,908

DineEquity, Inc. and Subsidiaries

Non-GAAP Financial Measures

(In thousands)

(Unaudited)

Reconciliation of U.S. GAAP gross segment profit to segment EBITDA:

	Three months ended December 31, 2013
	Franchise - Applebee’s	Franchise - IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$47,348	$60,210	$15,409	$32,045	$2,889	$157,901
Expense	1,136	25,773	15,448	24,345	—	66,702
Gross segment profit	46,212	34,437	(39)	7,700	2,889	91,199
Plus:
Depreciation/amortization	2,649	—	575	3,343	—	6,567
Interest charges	—	—	93	3,758	—	3,851
Segment EBITDA	$48,861	$34,437	$629	$14,801	$2,889	$101,617

	Three months ended December 30, 2012
	Franchise - Applebee’s	Franchise - IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$48,364	$59,553	$16,862	$30,763	$3,095	$158,637
Expense	2,389	26,385	16,998	24,090	37	69,899
Gross segment profit	45,975	33,168	(136)	6,673	3,058	88,738
Plus:
Depreciation/amortization	2,351	—	599	3,383	—	6,333
Interest charges	—	—	92	4,161	—	4,253
Segment EBITDA	$48,326	$33,168	$555	$14,217	$3,058	$99,324

	Twelve months ended December 31, 2013
	Franchise - Applebee’s	Franchise - IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$199,216	$239,920	$63,450	$124,769	$13,112	$640,467
Expense	5,687	103,946	63,599	97,298	245	270,775
Gross segment profit	193,529	135,974	(149)	27,471	12,867	369,692
Plus:
Depreciation/amortization	10,791	—	2,191	13,436	—	26,418
Interest charges	—	—	372	15,716	—	16,088
Segment EBITDA	$204,320	$135,974	$2,414	$56,623	$12,867	$412,198

	Twelve months ended December 31, 2012
	Franchise - Applebee’s	Franchise - IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$185,904	$235,555	$291,121	$122,859	$14,489	$849,928
Expense	5,464	104,436	249,296	97,165	1,623	457,984
Gross segment profit	180,440	131,119	41,825	25,694	12,866	391,944
Plus:
Depreciation/amortization	9,762	—	6,953	13,654	—	30,369
Interest charges	—	—	377	16,996	—	17,373
Segment EBITDA	$190,202	$131,119	$49,155	$56,344	$12,866	$439,686

Restaurant Data

The following table sets forth, for the three and twelve months ended December 31, 2013 and 2012, the number of “Effective Restaurants” in the Applebee’s and IHOP systems and information regarding the percentage change in sales at those restaurants compared to the same periods in the prior year. Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company. However, we believe that presentation of this information is useful in analyzing our revenues because franchisees and area licensees pay us royalties and advertising fees that are generally based on a percentage of their sales, and, where applicable, rental payments under leases that  may be partially based on a percentage of their sales. Management also uses this information to make decisions about future plans for the development of additional restaurants as well as evaluation of current operations.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(unaudited)
Applebee’s Restaurant Data
Effective Restaurants(a)
Franchise	1,991	1,992	1,996	1,894
Company	23	26	23	123
Total	2,014	2,018	2,019	2,017

System-wide(b)
Sales percentage change(c)	(0.4)%	1.5%	0.3%	1.7%
Domestic same-restaurant sales percentage change(d)	(0.7)%	0.9%	(0.3)%	1.2%

Franchise(b)(e)
Sales percentage change(c)	(0.4)%	11.5%	5.7%	8.1%
Domestic same-restaurant sales percentage change(d)	(0.7)%	0.9%	(0.3)%	1.3%
Average weekly domestic unit sales (in thousands)	$44.5	$44.5	$46.5	$46.6

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(unaudited)
IHOP Restaurant Data
Effective Restaurants(a)
Franchise	1,422	1,390	1,414	1,379
Area license	168	165	167	165
Company	13	16	12	15
Total	1,603	1,571	1,593	1,559

System-wide(b)
Sales percentage change(c)	6.4%	0.6%	4.8%	1.6%
Domestic same-restaurant sales percentage change(d)	4.5%	(2.6)%	2.4%	(1.6)%

Franchise(b)
Sales percentage change(c)	6.4%	0.5%	4.8%	1.3%
Domestic same-restaurant sales percentage change(d)	4.5%	(2.6)%	2.4%	(1.6)%
Average weekly domestic unit sales (in thousands)	$34.7	$33.3	$34.7	$34.0

Area License (b)
Sales percentage change(c)	8.6%	0.2%	6.3%	2.7%

(a)         “Effective Restaurants” are the weighted average number of restaurants open in a given fiscal period, adjusted to account for restaurants open for only a portion of the period. Information is presented for all Effective Restaurants in the Applebee’s and IHOP systems, which includes restaurants owned by the Company as well as those owned by franchisees and area licensees.

(b)         “System-wide” sales are retail sales at Applebee’s restaurants operated by franchisees and IHOP restaurants operated by franchisees and area licensees, as reported to the Company, in addition to retail sales at company-operated restaurants.  Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company. Unaudited reported sales for Applebee’s domestic franchise restaurants, IHOP franchise restaurants and IHOP area license restaurants for the three and twelve months ended December 31, 2013 and 2012 were as follows:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(In millions)
Reported sales (unaudited)
Applebee’s franchise restaurant sales	$1,065.6	$1,069.5	$4,475.0	$4,234.9
IHOP franchise restaurant sales	$641.2	$602.6	$2,553.9	$2,437.2
IHOP area license restaurant sales	$61.5	$56.6	$249.5	$234.7

(c)          “Sales percentage change” reflects, for each category of restaurants, the percentage change in sales in any given fiscal period compared to the prior fiscal period for all restaurants in that category.

(d)         “Domestic same-restaurant sales percentage change” reflects the percentage change in sales, in any given fiscal period, compared to the same weeks in the prior year for domestic restaurants that have been operated throughout both fiscal periods that are being compared and have been open for at least 18 months. Because of new unit openings and restaurant closures, the domestic restaurants open throughout both fiscal periods being compared may be different from period to period. Same-restaurant sales percentage change does not include data on IHOP area license restaurants located in Florida.

(e)          The sales percentage change for the three and twelve months ended December 31, 2013 and 2012 for Applebee’s franchise restaurants was impacted by the refranchising of 154 company-operated restaurants during 2012.

DineEquity, Inc. and Subsidiaries

Restaurant Data

The following table summarizes our restaurant development activity:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(unaudited)
Applebee’s Restaurant Development Activity
Beginning of period	2,010	2,016	2,034	2,019
New openings:
Franchise	16	20	26	34
Total new openings	16	20	26	34
Closings:
Franchise	(15)	(2)	(49)	(19)
Total closings	(15)	(2)	(49)	(19)
End of period	2,011	2,034	2,011	2,034
Summary - end of period
Franchise	1,988	2,011	1,988	2,011
Company	23	23	23	23
Total	2,011	2,034	2,011	2,034

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(unaudited)
IHOP Restaurant Development Activity
Beginning of period	1,602	1,565	1,581	1,550
New openings:
Franchise	22	20	54	47
Area license	1	—	4	1
Total new openings	23	20	58	48
Closings:
Company	—	(1)	—	(1)
Franchise	(4)	(3)	(17)	(14)
Area license	(1)	—	(2)	(2)
Total closings	(5)	(4)	(19)	(17)
End of period	1,620	1,581	1,620	1,581
Summary - end of period
Franchise	1,439	1,404	1,439	1,404
Area license	168	165	168	165
Company	13	12	13	12
Total	1,620	1,581	1,620	1,581